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                                                                      Exhibit 24

                               POWER OF ATTORNEY
                               -----------------

     We, the undersigned Directors and Officers of The Black & Decker Corporation (the "Corporation"), hereby constitute and appoint Nolan D. Archibald, Michael D. Mangan and Charles E. Fenton, and each of them, with power of substitution, our true and lawful attorneys-in-fact with full power to sign for us, in our names and in the capacities indicated below, a Registration Statement on Form S-4, and any and all amendments thereto (including post-effective amendments), relating to $400 million aggregate principal amount of 7.125% Senior Notes Due 2011 to be issued by the Corporation in exchange for a like amount of outstanding unregistered 7.125% Senior Notes Due 2011 issued by the Corporation.


/s/ NOLAN D. ARCHIBALD             Director, Chairman,             June 25, 2001
-------------------------
Nolan D. Archibald                 President and Chief
                                   Executive Officer
                                   (Principal Executive
                                   (Officer)


_________________________          Director                        June __, 2001
Norman R. Augustine


/s/ BARBARA L. BOWLES              Director                        June 27, 2001
-------------------------
Barbara L. Bowles


/s/ M. ANTHONY BURNS               Director                        June 25, 2001
-------------------------
M. Anthony Burns


/s/ MALCOLM CANDLISH               Director                        June 25, 2001
-------------------------
Malcolm Candlish


/s/ MANUEL A. FERNANDEZ            Director                        June 25, 2001
-------------------------
Manuel A. Fernandez


/s/ ANTHONY LUISO                  Director                        June 27, 2001
-------------------------
Anthony Luiso


/s/ MARK H. WILLES                 Director                        June 25, 2001
-------------------------
Mark H. Willes
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/s/ MICHAEL D. MANGAN              Senior Vice President           June 25, 2001
-------------------------
Michael D. Mangan                  and Chief Financial
                                   Officer (Principal
                                   Financial Officer)

/s/ CHRISTINA M. MCMULLEN          Vice President and Corporate    June 25, 2001
-------------------------
Christina M. McMullen              Controller (Principal
                                   Accounting Officer)